SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549

                             FORM 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)November 25, 2002



                      THE YORK WATER COMPANY
      (Exact name of Registrant as specified in its Charter)



Pennsylvania                       0-690               23-1242500
(State or other jurisdiction   (Commission       (I.R.S. Employer
 of incorporation)             File Number)   Identification No.)



130 East Market Street, York, Pennsylvania                  17401
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number including Area Code    717-845-3601




  (Former name or former address, if changed since last report.)



















                      THE YORK WATER COMPANY
                             FORM 8-K





ITEM 5.  OTHER EVENTS






     On November 25, 2002, The York Water Company notified the Pennsylvania Public Utility Commission, the Office of Consumer Advocate and the Small Business Advocate that on or after January 2, 2003, The York Water Company will file a general rate increase requesting an increase in rates of greater than $1,000,000.






































                            SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       The York Water Company
                                             (Registrant)


Dated:  November 25, 2002         By:  /s/ Jeffrey S. Osman
                                      (Jeffrey S. Osman)
                                       Vice President-Finance